EXHIBIT 32.1

Certification

The undersigned certifies pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying report on Form 10-K, as amended by Amendment No.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: April 19, 2005

/s/ MICHAEL N. VITTORIO
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MICHAEL N. VITTORIO
PRESIDENT AND CHIEF EXECUTIVE OFFICER
(principal executive officer)

/s/ MARK D. CURTIS
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MARK D. CURTIS
SENIOR VICE PRESIDENT AND TREASURER
(principal financial and accounting officer)

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